Exhibit 10.1.1

                                    Addendum
                           To Asset Purchase Agreement

THIS ADDENDUM TO ASSET PURCHASE AGREEMENT ("Agreement") is entered into as of October 26, 2004, by and among Sanswire Technologies, Inc., a Delaware corporation (the "Seller"), Sanswire, Inc., a Delaware corporation and wholly-owned subsidiary of the Seller (the "Seller Subsidiary"), GlobeTel Communications Corp., a Delaware corporation ( the "Parent") and GlobeTel Subsidiary, Inc. a Delaware corporation and wholly-owned subsidiary of the Parent (now known as Sanswire Networks LLC, a Florida limited liability company) ("Purchaser").

                                    ADDENDUM

         WHEREAS, the parties entered into that certain Asset Purchase Agreement dated April 15, 2004 (the "Purchase Agreement");

                  WHEREAS, the Parent has caused 28 million shares to be issued in accordance with the agreement and such shares are now in the possession of American Stock Transfer; and

         WHEREAS, the parties agree that the transaction has closed pursuant to the terms of the Agreement, but that it is in the best interest of all parties hereto to modify the Purchase Agreement as set forth more particular below;

         NOW THEREFORE, in consideration of $10 and the mutual benefits and covenants contained herein the parties agree to modify the Purchase Agreement by adding or modifying the Agreement as follows:

1. Section 1.2(a) of the Purchase Agreement is amended in its entirety to read as follows:

      "As consideration for the sale of the Specified Assets to the Purchaser, Purchase shall issue 28 million shares ("Shares") of the Parent's publicly traded common stock ("Common Stock"), to be registered on Form S-4 or other appropriate registration statement, to the Seller. The shares shall be released to the Seller in accordance with Section 1.2(b).

2. Successful Commercial Launch and Additional Shares

      a. Within ten (10) days of the date that all of the conditions of a Successful Commercial Launch (as hereinafter defined) have been achieved, Parent shall issue and deliver to Seller an additional 200 million shares of Common Stock ("Additional Shares") (or such additional or lesser amount to reflect any splits or reverse splits since April 15, 2004), free and clear of any lien or encumbrance.

      b.    As used herein, the term "Successful Commercial Launch" means

            i. the launch ("Launch") of an airship (dirigible) by Purchaser or any of its affiliates:

            1. within (i) eighteen (18) months after the launch by Purchaser or any of its affiliates of a prototype airship (dirigible) that is currently under construction (currently scheduled for March 31, 2005), that is able to:
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            a.    receive and transmit commercially acceptable two-way wireless voice and Internet transmissions (collectively, "Services");

            b. such services are offered at a commercially competitive rate for voice and internet services of the same type; and

            c. is able to provide such Services to at least one paying customer within one year of the Launch, but not later than 30 months from the date of the launch of the prototype airship now under construction.

      c. If the Common Stock splits (either forward or reverse) between April 15, 2004 and the date on which the Escrowed Shares or to be delivered to Seller, then the number of Additional Shares to be delivered by Purchaser to Seller shall be adjusted in the same manner. Purchaser shall use its best efforts to cause a Successful Commercial Launch to occur including, without limitation, providing financial, managerial, engineering and sales support to the project. The obligations under this Section survive the Closing.

2. Conflicts

      a. Should there be any conflict between the terms of the Purchase Agreement and the terms of this Addendum, the terms of this Addendum shall prevail.

3. Dispute Resolution

      a. Should there arise a dispute between the parties as to the interpretation of the Agreement, this addendum or any right, obligation or action pursuant thereto, the parties agree to first seek to mediate such dispute with a Florida certified mediator.

      b.    The parties shall share equally the expense of any mediation.

      c. Neither party shall unreasonably withhold their approval of a mediator. Should the parties be unable to agree upon a mediator then a mediator shall be chosen by Mediation Inc., of Fort Lauderdale.

4. Registration of Shares

      a. Within 45 days of its listing on the American Stock Exchange, the Purchaser shall file a registration statement with the SEC covering the 28 million shares referred to in paragraph 1.2(a).

         The parties to this Addendum have caused this Addendum to be executed and delivered as of the date first set forth above.

Seller:

Sanswire Technologies, Inc.

By: /s/ Michael K. Molen
    ----------------------
    Michael K. Molen
    Chairman/CEO
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Seller Subsidiary:

Sanswire, Inc.

By: /s/ Michael K. Molen
    ---------------------
    Michael K. Molen
    President

                                                  Parent

                                                  GlobeTel Communications Corp.

                                                  By: /s/ Timothy M. Huff
                                                      -----------------------
                                                      Timothy Huff
                                                      CEO